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Exhibit 10.39

                                     FORM OF

                        ADMINISTRATIVE SERVICES AGREEMENT


     This Administrative Services Agreement (the "Agreement") is made as of the 1st day of August, 1998, by and among American Mutual Holding Company, an Iowa mutual insurance holding company having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309 ("AMHC"); AmerUs Group Co., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Home Equity, Inc., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Mortgage, Inc., an Iowa corporation having its corporate offices at 4949 Westown Parkway, West Des Moines, Iowa 50266; AmerUs Properties, Inc., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Life Holdings, Inc., an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Capital Management Group, Inc. ("ACM"), an Iowa corporation having its corporate offices at 699 Walnut Street, Des Moines, Iowa 50309; AmerUs Life Insurance Company ("AmerUs Life") an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa; AmVestors Financial Corporation, a Kansas corporation having its corporate offices at 555 South Kansas Avenue, Topeka, Kansas 66603; American Investors Life Insurance Company, Inc., a Kansas corporation having its corporate offices at 555 South Kansas Avenue, Topeka, Kansas 66603; Delta Life and Annuity Company, an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 (collectively, the "AmerUs Companies" and, individually, an "AmerUs Company").

     WHEREAS, in the course of the operation and administration of the business of the AmerUs Companies, an AmerUs Company may require certain services from another AmerUs Company; and

     WHEREAS, the AmerUs Companies desire to provide and receive such services on the basis described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the AmerUs Companies do hereby agree as follows:

ARTICLE I.  SERVICES TO BE PROVIDED

     Section 1.01. For a period from the date hereof through December 31, 1998 (hereinafter referred to as the "Services Period") and from month to month thereafter until terminated in accordance with the provisions contained in
Article V hereof, the AmerUs Companies identified in the schedules to this Agreement, which are attached hereto and made a part hereof (the "Schedules"), shall provide to each of the other AmerUs Companies (unless otherwise specified) those services described in the appropriate Schedule.

     Section 1.02. The parties agree that any ancillary or support services necessary or, in the usual and customary manner and the normal course of business, associated with the specific



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services described in the Schedules shall be deemed to be included in, and governed by, this Agreement unless specifically excluded.

     Section 1.03. The parties agree that on forty-five (45) days' prior written notice to the AmerUs Companies affected thereby, any AmerUs Company providing services hereunder may modify the services described in the Schedule pertaining to such company, provided that:

     (a) Such modified services shall be equivalent to or better than the services being replaced; and

     (b) Each affected AmerUs Company consents to the modified services, such consent not to be unreasonably withheld.

     Section 1.04. The services provided by each AmerUs Company under this Agreement shall be performed in a professional manner consistent with industry standards and in accordance with applicable laws and regulations.

     Section 1.05. The services rendered by an AmerUs Company shall in no way constitute the relinquishment of the management's responsibility of the AmerUs Company receiving such service, which shall not be relieved of any obligation or liability which it would otherwise be subject by law as a result of those services being rendered.

ARTICLE II.  ADEQUATE STAFF AND FACILITIES

     Section 2.01. During the Service Period, each AmerUs Company shall maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement.

ARTICLE III. RESPONSIBLE PERSONS

     Section 3.01. Each of the AmerUs Companies shall each appoint in writing one or more individuals who shall serve as contact person(s) for purposes of the carrying out of this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to matters pertaining to this Agreement.

ARTICLE IV.  COMPENSATION

    Section 4.01. Except as otherwise provided in the Schedules, in connection with the services to be performed under this Agreement, the AmerUs Companies shall compensate a service provider hereunder as set forth in this Article IV.

    Section 4.02. For each of the services described in the Schedules, the parties agree to pay the compensation set forth for such services on the appropriate Schedule. It is agreed that the charges or fees for such services will be reasonable and that any expenses incurred and payments received will be allocated to the customer in conformity with customary and consistently applied insurance accounting practices.

    Section 4.03. Unless otherwise agreed to, bills shall be rendered no later than fifteen (15) business days after the first of the month and payment shall be remitted no later than fifteen (15) business days after receipt of a proper bill. If an AmerUs Company determines that the services


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performed hereunder are not satisfactory or that the fees charged are in excess of those provided for in this Agreement, the affected AmerUs Company is hereby authorized to withhold payment for such service until the matter in dispute is resolved or the fees charged are substantiated or adjusted appropriately. Adjustments for errors on previous billings and for a final settlement shall be made no more than sixty (60) days after this Agreement terminates.

ARTICLE V.  TERM AND TERMINATION

     Section 5.01. Unless this Agreement is otherwise terminated according to its provisions and except as may otherwise be provided in the Schedules, each service provider shall be obligated to provide, and each recipient of such services shall be obligated to pay for, the services described in the Schedules during the Service Period.

     Section 5.02. Except as otherwise provided in this Agreement, during the Service Period or any extension thereof, an AmerUs Company may terminate with respect to itself this Agreement at its option, at any time, upon sixty (60) days' written notice to all of the other AmerUs Companies. In addition, an AmerUs Company may terminate or substantially reduce any one or more of the services to be furnished hereunder by it, but such termination or reduction shall not be deemed to terminate this Agreement in its entirety.

     Section 5.03. This Agreement, or any service provided hereunder, may be terminated or substantially reduced at a time by mutual consent of the parties. The termination of any one or more, but less than all, of the services provided hereunder by an AmerUs Company shall not be deemed to terminate this Agreement in its entirety.

ARTICLE VI.  MISCELLANEOUS

     Section 6.01. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement, except as set forth in the Schedules. Amendments to this Agreement shall not be effective unless in writing and signed by the duly authorized representative of the party against whom enforcement of the amendment is sought.

     Section 6.02. Any notice or other communication given pursuant to this Agreement shall be given in writing to the other party at the address stated herein or at such other address as such party shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one (1) business day after sending by telecopy or telex or similar electronic means.

     Section 6.03. This Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to principles of conflicts of laws.

     Section 6.04. No delay or failure by any party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other parties for all expenses, including reasonable attorneys' fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party.


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     Section 6.05. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and to the benefit of their successors and assigns.

     Section 6.06. Nothing herein contained is intended to confer upon any person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Administrative Services Agreement effective as of the day and year first above written.

AMERICAN MUTUAL HOLDING COMPANY             AMERUS GROUP CO.


By: ___________________________             By:_____________________________
    Roger K. Brooks, Chairman,                 Roger K. Brooks, Chairman,
    President and Chief Executive Officer      President and Chief Executive
                                               Officer

AMERUS HOME EQUITY, INC.                    AMERUS PROPERTIES, INC.


By: _____________________________           By:___________________________
    Marcia S. Hanson, Chairman and             Gene C. Harris, President and
    Chief Executive Officer                    Chief Executive Officer

AMERUS LIFE HOLDINGS, INC.                  AMERUS LIFE INSURANCE COMPANY


By: _____________________________           By:___________________________
    Roger K. Brooks, Chairman,                 Gary R. McPhail, President and
    President and Chief Executive Officer      Chief Executive Officer

AMERUS CAPITAL MANAGEMENT                   AMVESTORS FINANCIAL
GROUP, INC.                                 CORPORATION


By: ______________________________          By:___________________________
    Thomas C. Godlasky, President and          Mark V. Heitz, President and
    Chief Executive Officer                    Chief Executive Officer

AMERICAN INVESTORS LIFE                     DELTA LIFE AND ANNUITY
INSURANCE COMPANY                           COMPANY


By: ______________________________          By:___________________________
    Mark V. Heitz, President and               Cody H. Phillips, President and
    Chief Executive Officer                    Chief Operating Officer



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